EXHIBIT 10.28
9800 RICHMOND
LEASE AGREEMENT
FRAYDUN REALTY CO.,
a New York Limited Partnership,
Landlord
to
FRANKLIN BANK, S.S.B.,
a Texas state savings bank
Tenant

TABLE OF CONTENTS
FOR OFFICE BUILDING LEASE

LEASE AGREEMENT
     THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of the 26th day of August, 2005, by and between FRAYDUN REALTY CO., a New York Limited Partnership (hereinafter called “Landlord”) and FRANKLIN BANK, S.S.B., a Texas state savings bank (hereinafter called “Tenant” whether one or more).
WITNESSETH:
     1. Leased Premises
          1.1. Subject to and upon the terms, provisions and conditions hereinafter, set forth, Landlord hereby leases to Tenant and Tenant takes and leases from Landlord approximately 44,046 square feet of net rentable area (“NRA”) being the entire sixth (6th) floor (Suite 600), the entire seventh (7th) floor (Suite 700), and a portion of the fifth (5th) floor, being 1610 square feet of NRA (Suite 575 to be known as the “Storage Space” under the terms set forth in the Addendum to the Lease) of the building located at 9800 Richmond Avenue in Houston, Harris County, Texas currently known as 9800 RICHMOND (herein after called the “Building”). The Building is situated on that certain tract of land described on Exhibit “A” attached hereto and made a part hereof for all purposes. The term “Building” includes related driveways, parking areas and facilities and similar improvements. The area hereby leased in the Building is hereafter called the “Leased Premises” and is shown outlined on the floor plan drawing which is attached hereto marked Exhibit “B” and made a part hereof for all purposes. The rentable area contained within the Leased Premises shall be deemed for all purposes, to be the number of square feet set forth hereinabove.
     The NRA was calculated using a modified BOMA ANSI Z.65.1 1980 revised 1989 standards measuring from glass line to corridor side of the corridor wall and from center line of demising wall to center line of demising wall, to tenant side of walls of restrooms, stairs, mechanical and electrical rooms (restrooms are not included in the usable area of a full floor tenant).
     2. Term
          2.1. September 1, 2005, and terminates on the last day of the month of the seventy-eighth (78th) month anniversary of the date of Substantial Completion (as hereinafter defined) of the Finish Out Work as defined in Exhibit “C”, or on such date as the Term of this Lease shall sooner cease and terminate as hereinafter provided. The definition of (or references to) the “Term” of this Lease shall include the initial Term as set out above, Renewal Terms (as defined in the Addendum attached hereto) and other renewals and/or extensions thereof. Promptly following the Commencement Date, Landlord and Tenant shall, upon request of Landlord or Tenant (and not otherwise) enter into a supplementary agreement in recordable form setting the Commencement Date of this Lease, but the failure of Landlord and Tenant to execute such supplementary agreement shall have no effect whatsoever on Landlord’s and Tenant’s obligations hereunder.
          2.2. After the Commencement Date and until the Finish Out Work in Suite 700 is Substantially Complete, Tenant shall occupy Suite 600. Tenant agrees to vacate portions of Suite 600 upon Substantial Completion of Suite 700 in order to permit Landlord to complete the Finish Out Work in Suite 600 in stages and in a timely manner. The Leased Premises shall be completed and prepared for Tenant’s occupancy in the manner, and subject to the terms, conditions and covenants set forth in Exhibit “C” which is attached hereto and made a part hereof for all purposes. The installations, facilities, materials and work to be furnished, installed and performed in the Leased Premises by Landlord or pursuant to contracts executed by Landlord are hereinafter (and in Exhibit “C”) referred to as “Finish Out Work.” All other installations facilities, materials, construction and work which may be undertaken by or at the request of Tenant or for the account of Tenant to prepare, equip, decorate and furnish the Leased Premises for Tenant’s occupancy, are hereinafter (and in Exhibit “C”) called “Tenant’s Finish Work.” Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements in the Leased Premises shall not in any way be construed or operate to bind

Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction or improvements in the Leased Premises in accordance with such drawings, plans and specifications.
          2.2.1. In connection with Finish Out Work and/or Tenant’s Finish Work, Landlord and Tenant further covenant as follows:
               2.2.1.1. The Leased Premises shall be deemed ready for occupancy on the date that is three (3) days after the Finish Out Work in the Leased Premises (both Suite 600 and Suite 700 but excluding the Storage Space) shall have been Substantially Completed as certified to Tenant by Landlord, and Tenant’s architect, and receipt of the final signature by the COH inspector, allowing Tenant to occupy the Leased Premises; and it shall be so deemed, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which do not materially interfere with Tenant’s use of the Leased Premises (“Substantial Completion”).
               2.2.1.2. If the Substantial Completion of the Finish Out Work in the Leased Premises shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors, or any failure to plan or execute Tenant’s Finish Work diligently and expeditiously, the Leased Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay. Landlord shall notify Tenant in writing within five (5) days of any such delay caused by Tenant.
               2.2.1.3. If and when Tenant actually occupies the entire Leased Premises for Tenant’s permitted use excluding the Growth Space (as hereinafter defined), it shall be conclusively presumed that the same were in satisfactory condition (subject to “punch list” items and latent defects) as of the date of such occupancy, unless, within ten (10) days after such date Tenant shall give Landlord written notice specifying with particularity the respects in which the Leased Premises were not in satisfactory condition. After taking possession of the Leased Premises, any such notice from Tenant shall in no manner whatsoever relieve Tenant from the payment of rent, or allow a delay in the payment of rent by Tenant, or otherwise excuse Tenant from performance of its obligations under this Lease.
          2.3. The effective date of this Lease shall be the date of execution of this Lease by Landlord.
          2.4. Notwithstanding the fact that the “Commencement Date” of this Lease shall be a date subsequent to the effective date of this Lease, Landlord and Tenant intend and agree that each shall have vested rights immediately upon execution of this Lease and it is intended that this Lease shall be fully binding upon the parties hereto and shall be in full force and effect from and after execution hereof by both Tenant and Landlord.
          2.5. Tenant covenants and agrees to pay Landlord a Security Deposit in the amount of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00), upon execution of this Lease to be held by Landlord to secure performance of Tenant’s obligations under this Lease. Upon the occurrence of any Event of Default (hereinafter described) by Tenant under this Lease, Landlord may, from time to time and without prejudice to any other remedy, apply said Security Deposit to the extent necessary to pay any arrears of Base Rental or any other damages, injury, expense or liability caused to Landlord by such Event of Default. Landlord shall, subject to the terms of this Lease, return to Tenant any remaining balance of such Security Deposit within thirty (30) days after the termination of this Lease. The Security Deposit shall not be considered an advance payment of Base Rental or a measure of Landlord’s damages in case of default by Tenant. If at any time during the Term hereof, the Security Deposit, or any portion thereof, is applied by Landlord as provided by the terms of this Lease, Tenant shall, not later than ten (10) days after written notice from Landlord, restore the Security Deposit to its original amount as set out in the first sentence of this Article 2.5. In addition to the foregoing, Tenant shall forfeit the Security Deposit to Landlord should Tenant enter into any type of bankruptcy proceeding. It is intended that this paragraph and the provisions herein contained shall supersede and be paramount to any conflicting provisions of the Texas Property Code, as well as any statute governing the rights of landlords regarding the return and retention of security deposits. Tenant herein voluntarily and knowingly waives any and all statutory provisions regarding the return and retention of security deposits. This paragraph shall control.
     3. Use
          3.1. The Leased Premises are to be used and occupied by Tenant solely for the purpose of general and executive offices, and the Tenant shall not use the Leased Premises for any other purpose without the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
     4. Rent
          4.1. As rental for the use and occupancy of the Leased Premises (hereinafter sometimes called “Base Rental”) Tenant shall pay (and hereby agrees to pay) to Landlord, at the Building office (or at such other address as designated by Landlord), in advance, without demand, deduction, set-off or abatement (except as expressly provided for in this Lease), the sums described in Article 4.1.1. below, payable on the first day of each calendar month for each and every month during the Term of this Lease, in lawful money of the United States of America, the first such payment of Base Rental to be due and payable for the month of September, 2005 on or before September 1, 2005, in the amount of Twenty-seven Thousand Thirty-five and 17/100 ($27,035.17) which includes the Storage Rental, and subsequent installments of Base and Storage Rental shall be due and payable, in advance, on the first day of each month thereafter in accordance with the Base Rental Schedule for the remainder of the Term of this Lease. If the Commencement Date or the date of Substantial Completion of the Finish Out Work is not the first day of a calendar month, or the Lease terminates on a day other than the last day of a calendar month, Tenant will pay a pro rata part of such monthly amount as rental for the first or last partial month, as the case may be. Tenant shall also pay to Landlord all other sums of money as shall become due from and payable by Tenant to Landlord under the terms of this Lease (“Additional Rent”). Subject to notice and cure periods as expressly provided for in Article 19.1.1 of this Lease, Landlord shall have the same remedies for default for the payment of Additional Rent as are available to Landlord in the case of a default in the payment of Base Rental.
               4.1.1. Base Rental Schedule will be as follows:

	Rental Rate per NRA
Time Period	per Annum	Monthly Rental
09/01/05 — Substantial Completion	$14.00 per NRA/annum	$25,693.50
	(calculated on 22,023 NRA)	(This amount shall not
		vary and is fixed until
		Substantial Completion)

Rental Rate per NRA
Time Period	per Annum	Monthly Rental Payment
Substantial Completion through Month 7	ABATED	ABATED

Months 08 — 18	$15.00 per NRA/annum*	$48,807.50 per month
(calculated on 39,046 NRA)
Months 19 — 54	$15.00 per NRA/annum	$55,057.50 per month
(calculated on 44,046 NRA)
Months 55 — 78	$15.50 per NRA/annum	$56,892.75 per month
(calculated on 44,046 NRA)
Storage Rental (as hereinafter defined in the Addendum)
09/01/05 — Expiration Date	$10.00 per NRA/annum	$ 1,341.67 per month

*	The 39,046 square feet of NRA represents the entire Leased Premises of 44,046 NRA less 5,000 square feet of space to be known as the “Growth Space”.
          4.2. Any payment of Base Rental received after the fifth (5th) business day of the month, or any payment of Additional Rent, or any other sums due to Landlord hereunder received later than ten (10) days after the due date, shall he considered a late payment, and such amounts shall bear interest from the due date until paid at the lesser of: (1) twelve percent (12%) per annum; or (2) two percent (2%) below the highest nonusurious interest rate permitted by applicable law. Any such interest shall be payable as Additional Rent hereunder and shall be payable to Landlord immediately on demand.
     5. Services Provided by Landlord
          5.1. Subject to the terms of this Lease, Landlord agrees to furnish to Tenant:
               5.1.1. Air conditioning and heating in season, Monday through Friday from 8:00 a.m to 6:00 p.m. and Saturday from 9:00 a.m. to 1:00 p.m. will be at such temperatures as are considered to be standard (72—74 degrees Fahrenheit excluding the Storage Space which shall range between 72 — 78 degrees Fahrenheit) for comparable class buildings in the Westchase submarket, and Landlord will commence air conditioning and heating services in a timely manner to achieve the standard temperatures during the required times; provided, however, Tenant herein agrees to monitor its Saturday morning usage and to the extend Tenant finds that Tenant is not occupying the Leased Premises most Saturday mornings, Tenant shall notify Landlord and both shall work together to arrange all or a portion of the Leased Premises with air conditioning and heating services during normal business hours of the Building on Saturdays 10 be provided upon written request of Tenant made in accordance with the rules and regulations for the Building. Landlord will provide service on Saturday afternoons, Sundays, and Holidays (defined below), only upon written request of Tenant (at least 24 hours in advance), who shall bear the cost thereof (as reasonably determined by Landlord which is currently billed at $25.00 per hour per floor). Holidays recognized are New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. In the event that any Holiday shall be observed on a day other than the actual day on which such Holiday occurs, then the day which such Holiday is observed shall constitute the Holiday under this Lease.
               5.1.2. Water at those points of general supply provided on the floor on which the Leased Premises are located.
               5.1.3. Janitor service on a five (5) day week basis at a level of quality comparable to comparable class office buildings in the Westchase submarket (excluding the Storage Space) in accordance with Exhibit “J” attached hereto and made a part hereof; provided however, if Landlord notifies Tenant at the time of Landlord’s approval of the Final Plans that Tenant’s floor covering or other improvements in the Leased Premises requires a level of cleaning in excess of that provided in comparable class office buildings in the Westchase submarket, Tenant shall pay any additional cleaning costs attributable thereto as Additional Rent hereunder.
               5.1.4. Building standard fluorescent bulb and ballast replacement in all areas and all incandescent bulb replacement in public areas, restrooms, parking areas and stairwells, including replacement of burned out, broken, or otherwise non-functioning bulbs.
               5.1.5. Electrical facilities to furnish sufficient power for personal computers and other machines of similar low electrical consumption, including electricity required for duplicating equipment; but not including special lighting in excess of Building standard, or any other item of electrical equipment, the electrical power requirement of which singly consumes more than 0.25 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase; and provided further that if any installation of said electrical equipment requires additional air conditioning capacity above that provided by the Building’s standard system, then the additional air conditioning installation and operating costs shall be the sole obligation of Tenant. Tenant shall pay to Landlord, as Additional Rent and billed monthly such charges as may be separately metered (the cost of any such meter and its installation to be borne by Tenant) or as Landlord’s engineer may compute fur any electrical service in excess of that stated above.
               5.1.6. Tenant shall pay Additional Rent provided for in this Subarticle 5.1 not later than ten (10) days after presentation of a descriptive invoice therefor by Landlord, and Tenant’s failure to timely pay such amount shall subject Tenant to default provisions and late payment charges under this Lease.
          5.2. Failure by Landlord to furnish these defined services, or any cessation or interruption thereof, shall not render Landlord liable in any respect for damages to either persons or property, unless caused by the negligence or willful misconduct of Landlord; its agents, employees or contractors. Should any of the equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to restore such service.
               5.2.1. Notwithstanding the provisions of Article 5.2 and excluding the Storage Space, in the event Landlord fails to provide any of the services described herein (through no fault of Tenant, Tenant’s agents, representatives, successors, assigns, shareholders, employees, contractors, directors or officers), and such failure (i) is the result of conditions within Landlord’s control, (ii) renders the Leased Premises untenantable (i.e., Tenant cannot reasonably conduct its business therein), and (iii) continues for more than five (5) consecutive business days after written notice from Tenant, then the Tenant’s sole and exclusive remedy shall be to have all rent abated proportionately as to that portion of the Leased Premises rendered untenantable for permitted use under the Lease until such services are restored or the Leased Premises are otherwise rendered tenantable again. Notwithstanding any provisions to the contrary elsewhere in the Lease, if such services are not restored to the entire Leased Premises after twenty (20) consecutive days, for any reason whatsoever excepting those items covered by Article 12 of this Lease, Tenant shall have the right to terminate this Lease as Tenant’s sole and exclusive remedy upon written notice to Landlord at any time after the twenty (20) day period but prior to the restoration of service (but not thereafter). The term “untenantable” as used herein shall mean that, as a result of the continuous (for the periods set out hereinabove) failure or interruption of such utility services; Tenant is unable to use the Leased Premises for the purpose for which it was intended.
          5.3. Should Tenant desire any additional services beyond those described in Subarticle 5.1 above, or desire rendition of such services outside the normal limes such services are provided by Landlord, then Landlord may (at Landlord’s option), upon reasonable advance notice from Tenant to Landlord, furnish such services and Tenant agrees to pay Landlord such charges as may be agreed upon between Landlord and Tenant, but in no event at a charge more than Landlord’s actual cost, plus five percent (5%) thereof as overhead for the additional services; provided, it being agreed that the cost to Landlord of such additional services shall be excluded from the “Basic Cost” as that lerm is defined in Article 8 of this Lease.
          5.4. Landlord shall furnish Tenant, at Landlord’s cost, up to one hundred eighty (180) 24-hour access cards and up to one hundred eighty (180) keys (whichever is applicable) for each corridor door entering the Leased Premises. Access cards shall be coded as to allow elevator access as directed by Tenant to the Leased Premises. Additional keys will be furnished at a charge of $5.00 each and additional 24-hour access cards shall be furnished at a cost of $15.00 each. Request for additional keys or access cards shall be on a written order signed by Tenant or Tenant’s duly authorized representative. All keys/cards shall remain the property of Landlord. Replacement of lost, stolen, or broken access cards will be at a cost of $15.00 per card. Except for Excluded Areas as provided in the Final Plans, no additional locks shall be allowed on any door of the Leased Premises without the express written permission of Landlord first received, and Tenant shall not make or permit to be made any duplicated keys. Upon termination of this Lease, Tenant shall deliver to Landlord all keys/cards to the Leased Premises and shall give to Landlord a full explanation of any combinations for all locks for safes, and vault doors, if any, in the Leased Premises. Failure to return cards will result in a debit from the security deposit to cover the lost items.
          5.5. Landlord, at Landlord’s cost, shall provide and install the initial door signage for the entry door to the Leased Premises; all such letters and numerals shall be in Building’s standard graphics, provided, however, at Tenant’s cost, Tenant may design and install upgraded signage in the Leased Premises with Landlord’s prior reasonable approval. Landlord, at Landlord’s cost, shall also provide and install the initial listing for Tenant’s business on the Building directory board.
          5.6. All installations now or hereafter placed on the Leased Premises in excess of the Buildout Allowance (as defined in Exhibit “C”) shall be for Tenant’s account and at Tenant’s cost (and Tenant shall pay all ad valorem taxes and increases in insurance thereon), which costs shall be payable by Tenant to Landlord as Additional Rent hereunder promptly on being invoiced therefor; provided, however, Tenant shall have the right to review the supporting data for such invoices. Failure by Tenant to pay such invoice in full within thirty (30) days after receipt of a statement therefor shall constitute an Event of Default by Tenant hereunder, giving rise to all remedies available to Landlord under this Lease and at law for nonpayment of rent.
     6. Quiet Enjoyment
          6.1. Provided Tenant complies with its covenants, duties, agreements and obligations hereunder, Tenant shall quietly have, hold and enjoy the Leased Premises subject to the terms and provisions of this Lease.
     7. Repairs and Maintenance
          7.1. Landlord shall, at Landlord’s expense (except as may be otherwise provided for herein) make the necessary repairs of damage to the Building’s and the Parking Garage’s elevators, corridors, lobby, roof, foundation, exterior curtain wall and all other structural members of the Building and the Parking Garage, and all equipment, machinery, ductwork, conduit, wires, blowers, thermostats, and other devices used to provide the services described in Article 5 and other Landlord provided services referred to herein, unless any such damage (excluding ordinary wear and tear) is caused by the acts or omissions of Tenant, its agents, employees, representatives or invitees, in which event Tenant agrees to pay the costs of such repairs. Tenant will promptly give Landlord written notice of any damage requiring repair by Landlord as provided above.
          7.2. Tenant shall not injure the Leased Premises or the Building, but Tenant shall maintain and keep the Leased Premises in a clean, attractive condition, and in good repair, excepting only damage caused by Landlord or to be repaired by Landlord us provided for above Upon termination of this Lease, Tenant will surrender and deliver the Leased Premises to Landlord in the same condition in which they existed on the Commencement Date of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant.
               7.2.1. Tenant will not permit any mechanic’s lien or liens to be placed upon the Leased Premises or the Building or improvements thereon during the Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant (exclusive of Finish Out Work, which shall be the responsibility of Landlord), and in the case of the filing of any such lien Tenant will promptly pay or ''bond around” same. If default in payment thereof shall continue lor thirty (30) days after written notice thereof from Landlord to Tenant, unless Tenant “bonds around” or otherwise provides reasonable protection to Landlord, in Landlord’s judgment, against any foreclosure of any such lien. Landlord shall have the right and privilege at Landlord’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due by Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefor.

     8. Adjustment of Base Rental
          8.1. The Base Rental provided for herein includes the Basic Cost (as that term is hereafter defined) for the calendar year 2005 grossed up to 95% occupancy. The Basic Cost for the calendar year set out in the preceding sentence is herein called the “Basic Year Cost.”
          8.2. The term “Basic Cost,” as used herein, shall mean all Operating Expenses incurred and/or paid with respect to ownership, maintenance and operation of the Building. All operating expenses shall be determined in accordance with generally accepted accounting principles applicable to the real estate industry. The term “Operating Expenses” as used herein shall mean all expenses, costs and disbursements (not including specific costs billable to and payable by specific tenants, nor rental commissions) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership, maintenance and operation of the Building, including, but not limited to, the following:
               8.2.1. Wages and salaries of all employees directly engaged in the operation and maintenance of the Building up to the level of Building Manager, or access control to and from the Building, including taxes, insurance, and benefits relating thereto.
               8.2.2. All supplies, tools, equipment, and material used in operation and maintenance of the Building.
               8.2.3. Management fees (not to exceed four (4%) of the Building’s gross receipts) relating to management of the Building.
               8.2.4. Costs of all utilities for the Building, including but not limited to, costs of water and power, heating, lighting, air conditioning, and ventilating for the Building.
               8.2.5. Costs of all maintenance, cleaning, janitorial, and service agreements relating to the Building and all equipment and systems therein (including, without limitation, elevator maintenance and security); and costs of window cleaning.
               8.2.6. Costs of all insurance relating to the Building including but not limited to, the cost of casualty and liability insurance and rent insurance (not to exceed twelve [12] months) and insurance covering Landlord’s personal property used in connection therewith including the cost of any deductibles.
               8.2.7. All taxes and assessments and other governmental charges whether federal, stale, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise, and any other taxes and improvement assessments attributable to the Building (and the parcel of land on which it is erected) or its operation, excluding, however, federal and state taxes on Landlord’s income. It is agreed and understood that Tenant will be responsible for all taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed the Buildout Allowance. Notwithstanding anything contained in this Article 8 to the contrary, Tenant’s portion of Tenant’s Basic Year Cost only as to the property tax component shall be the higher of (i) calendar year 2005, or (ii) calendar year 2006 if the Slate of Texas legislature enacts a school finance bill which affects school taxes.
               8.2.8. All costs of repairs, replacements, improvements and general maintenance which are appropriate for the continued operation of the Building as a comparable class office building in the Westchase submarket.
               8.2.9. The amortized portion of the cost of capital expenditures made to the Building by reason of the laws and requirements of any public authorities or the requirements, of any insurance companies or bodies which become effective after the date hereof.
               8.2.10. If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses amortized over the life of such equipment in accordance with generally accepted accounting principles consistently applied, then the amortized portion of the cost thereof shall be included in Operating Expenses but only to the extent of the actual cost savings. The amortized portion of the costs of any such capital equipment or capital expenditures are to be included in Operating Expenses (for each year during the Term of this Lease) on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime interest rate then quoted in The Wall Street Journal, plus one percent (1%), at the time of Landlord’s having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings and reductions in Operating Expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the year in which they were incurred but only to the extent of the actual cost savings.
          8.3. At the end of each calendar year during the Term of this Lease, Landlord shall compute the Basic Cost (calculated as herein provided) for such calendar year or portion thereof and shall furnish such computation to Tenant. The Base Year Cost shall then be subtracted from the actual Basic Cost for the applicable year, and the remainder shall be multiplied by the Tenant’s proportionate share, the product of such multiplication being herein called the “Escalation Payment.” Tenant shall thereupon be obligated to pay to Landlord such Escalation Payment as Additional Rent within thirty (30) days after Landlord shall have submitted to Tenant a bill or invoice therefore accompanied by a reasonable itemization of all such Basic Costs.
          8.4. After Landlord has determined and submitted to Tenant a bill or invoice for the Escalation Payment due as provided for under Subarticle 8.3 above, adjusted not more frequently than once each calendar year, Landlord shall have the right to make a good faith estimate of the Escalation Payment thereafter to be due and payable by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the first day of each calendar month thereafter, together with the payment of Base Rental, an amount equal to the estimated Escalation Payment for such calendar year (or part thereof) divided by the number of months therein. Any amounts paid based on any such estimate shall be subject to adjustment as herein provided when the actual amounts constituting Tenant’s Escalation Payment are available for each calendar year. In the event of such billing or invoicing procedure by Landlord, then Tenant shall be bound and obligated (and hereby agrees) to pay such indicated amounts contemporaneously with each required payment of rental hereunder, on the first day of each calendar month, monthly in advance, for each and every month in the Term of this Lease in lawful money of the United States of America.
          8.5. Within one hundred fifty days (150) days after the end of each calendar year, Landlord shall perform such computations as are necessary to determine the Escalation Payment properly payable by Tenant under this Article 8, whereupon, if Tenant shall have overpaid pursuant to the monthly estimates referred to above, Landlord shall refund to Tenant within thirty (30) days the amount of the excess (less any sums due and owing by Tenant to Landlord); but if Tenant shall have underpaid, Landlord shall invoice Tenant for the amount of the underpayment and such underpayment shall be paid by Tenant to Landlord within thirty (30) days thereafter.
          8.6. Each calendar year an adjustment shall be made in computing the Basic Cost for such year so that Basic Cost shall be computed for such year as though the Building had been 95 percent occupied during the entirety of such year and as though 95 percent of the Building had been provided with Building standard services during the entirety of such year. If the occupancy level in the Building for any calendar year equals or exceeds 95 percent, there shall be no such upward adjustment but the actual costs shall he used to determine Basic Cost for such year. The Basic Year Cost shall also be grossed up to 95% as described in this Article 8.6.
          8.7. Whenever the term “Tenant’s share” or “Tenant’s proportionate share” is used herein, it shall be deemed (and it is agreed by Tenant) that such share or proportion is 12.58 percent on the Commencement Date until Substantial Completion of the Finish Out Work which will then be 25.17 percent, provided, however, such share shall be adjusted accordingly if said Leased Premises are hereafter expanded or reduced. The storage space shall not be included in the calculation of “Tenant’s Share”. For the purposes hereof the NRA of the Building is deemed to be 175,000.
          8.8. See Exhibit “II” attached to this Lease for Exclusions to Operating Expenses.
          8.9. Tenant shall have the right, during business hours, upon reasonable prior notice, and within two (2) months after receipt of the annual Basic Cost reconciliation, to notify Landlord of Tenant’s intent to inspect Landlord’s books and records relating to Operating Expenses and/or have such books and records audited at Tenant’s expense by a certified public accountant or other party designated by Tenant; provided, however., in no event will Landlord be obligated to permit any such inspection or audit to be performed by a consultant or firm that is compensated by Tenant on a contingent fee or percentage of recovery basis. If any audit discloses a discrepancy of more than five percent (5%) in the amount of Tenant’s operating expense payment for any calendar year, the reasonable cost of the audit, shall be paid for by Landlord. Such inspection or audit must be performed no later than sixty (60) days following Tenant’s notice to Landlord of intent to audit. This audit right, if exercised by Tenant, shall in no way relieve Tenant from submitting payment to Landlord for the Escalation Payment when due in accordance with Article 8.3 of this Lease subject to adjustment, if any, due to results of such audit.
          8.10. Notwithstanding anything contained herein to the contrary, the Basic Cost in any calendar year for all controllable expenses will be capped at 105% of the previous year’s Basic Cost. Controllable expenses include all Operating Expenses except real estate taxes, insurance and utilities.
          8.11. Notwithstanding anything contained herein to the contrary, Tenant will not be charged with an Escalation Payment for the first seven (7) months after the date of Substantial Completion.
     9. Alterations and Improvements
          9.1. Tenant will make no alteration, change, improvement, repair, replacement or addition to the Leased Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. If Landlord grants such prior written consent, then the work to be done in connection therewith shall be done at Tenant’s sole cost and expense, but by Landlord’s contractors or other qualified contractors reasonably approved in advance, in writing, by Landlord and in a manner and upon terms and conditions and at a time reasonably satisfactory to Landlord. In any instance where Landlord grants such consent, Landlord may grant such consent contingent and conditioned upon Tenant’s contractors, laborers, materialmen and others furnishing labor or materials for Tenant’s job working in harmony and not interfering with any labor utilized by Landlord, Landlord’s contractors or mechanics or by any other tenant or such tenant’s contractors or mechanics; and if at any time such entry by one or more persons furnishing labor or materials for Tenant’s work shall cause disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon notice to Tenant. Notwithstanding anything contained herein to the contrary, Tenant may make non-structural cosmetic improvements to the Leased Premises that do not include any changes, additions, or effect the structural, HVAC, electrical or plumbing without prior Landlord written approval as long as the cost of such non-structural cosmetic improvements do not exceed $100,000.00 in any twenty-four (24) consecutive month period. Tenant agrees to notify Landlord in writing as to any non-structural cosmetic improvements to be made by Tenant.
          9.2. Any and all permitted alterations, additions, improvements, or changes (when made to the Leased Premises by Tenant) shall become property of Landlord at the expiration of the Lease Term and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to moveable equipment or furniture owned by Tenant. Tenant hereby expressly waives all rights to any payment or compensation for any alterations, changes or improvements to the Leased Premises. Notwithstanding the provision that such alterations, improvements and changes will remain in the Leased Premises upon termination of this Lease, if Landlord so requests in writing or if it is expressly stated in Exhibit “C” to the Lease, Tenant, shall prior to termination of this Lease, Tenant shall remove any and all alterations, cabling, fixtures and property placed or installed by Tenant in the Leased Premises and will repair any damages caused by such removal.
          9.3. Tenant may remove its trade fixtures, moveable office furniture, and equipment not attached to the Building provided;
               9.3.1. Such removal is made not later than ten (10) days following termination of this Lease.
               9.3.2. Tenant is not in default beyond any applicable cure period of any obligation or covenant of this Lease at the lime of such removal.
               9.3.3. Tenant shall promptly repair all damage caused by such removal.
          9.4. If any property not belonging to Landlord remains at the Leased Premises after ten (10) days after expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant agrees to expressly indemnify, defend and hold Landlord harmless from any and all claims, damages, suits, liability, loss and expenses in connection therewith or incident to any such removal, exercise or dominion over and/or disposition of such property by Landlord.
     10. Assignment and Subletting
          10.1. Tenant may assign this Lease or sublet the Leased Premises or any part thereof to an Affiliate (as defined below) of Tenant, without the prior consent of Landlord as long as Tenant remains liable under the Lease; provided, however, Tenant shall give Landlord written notice (which shall specify the assignee or sublessee, the duration of said assignment or sublease, the date same to occur, the exact location of the space affected thereby and the rentals on a square foot basis to be charged thereunder) of such assignment or sublease within ten (10) days of such assignment or sublease. As used herein, (a) the term “Affiliate” means any entity controlled by, under common control with, or which controls, Tenant, and (b) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controls” have meanings correlative to the foregoing.
          10.2. In the event Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof or allow same to be used or occupied by anyone other than an Affiliate of Tenant, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same is expected to occur, the exact location of the space affected thereby and the proposed rentals on a square footage basis chargeable thereunder) of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:
               (a) in the event such assignee or sublease fails to meet the conditions set forth in Subarticle 10.2(d) below, to refuse to permit Tenant to assign this Lease or sublet such space, and in such case this Lease shall continue in full force and effect in accordance with the terms and conditions hereof; or
               (b) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date; however, in the event Landlord elects this option (b), Tenant shall have ten (10) days following Landlord’s notice to rescind its assignment/sublease request; or
               (c) deleted prior to execution.
               (d) to permit Tenant to assign this Lease or sublet such space for the duration specified in such notice, subject to Landlord’s subsequent written approval of the proposed assignee or sublessee, which approval shall not be unreasonably withheld or delayed if (i) the proposed assignee is a respectable party (as determined reasonably by Landlord) (ii) the nature, financial stability and character of the proposed assignee or sublessee, its business and activities and intended use of the Leased Premises are in Landlord’s reasonable judgment consistent with the standards of the Building and the floor or floors on which the Leased Premises are located, (iii) neither the proposed assignee or sublessee (nor any party which, directly or indirectly, controls or is controlled by or us under common control with the proposed assignee or sublessee) is currently a tenant in the Building unless Landlord cannot accommodate their space needs, or any partners, associates, officers, directors, shareholders, affiliates, or employees of any current tenant in the Building unless Landlord cannot accommodate their space needs, (iv) the form and substance of the proposed sublease or instrument of assignment is acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld) and is expressly subject to all of the terms and provisions of this Lease and to any matters to which this Lease is subject, (v) the proposed occupancy would not materially increase the office cleaning requirements or impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder, (vi) Tenant enters into a written agreement with Landlord whereby it is agreed that fifty percent (50%) of the profit realized by Tenant as a result of said sublease or assignment and any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublease, including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property (that is, after deducting and giving Tenant credit for Tenant’s reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable cost or remodeling or otherwise improving the Leased Premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Landlord as it accrues as Additional Rent hereunder, and (vii) the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound.
          10.3. No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) such assignee adopts this Lease and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease, as to the space transferred to it, (ii) intentionally omitted -(iii) Tenant subordinates to Landlord’s statutory lien, contract lien and security interest any liens, security interests to other rights which Tenant may claim with respect to any property of such sublessee or assignee, (iv) Tenant and such sublessee or assignee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (v) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Article 3.1 of the Lease and otherwise in strict accordance with this Lease and (vi) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all obligations of Tenant hereunder (including, without limitation, the obligation to pay Base Rental and Additional Rent hereunder), and Landlord shall be permitted to enforce this Lease against Tenant or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other person. Tenant agrees to pay to Landlord an Assignment Fee or Sublet Fee, if any, and reasonable attorneys’ fees incurred by Landlord in connection with any approved sublease or assignment, and any agreements or documents related thereto, such fees to be capped at $750.00 per assignment or sublease.
          10.4. No consent by Landlord or an assignment or sublease shall be deemed in any manner to be a consent to a use not permitted under Article 3.1 of this Lease. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord’s consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Article 10 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Article 10 shall be deemed to include a prohibition against Tenant’s mortgaging or otherwise encumbering its leasehold estate.
          10.5. In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto.
          10.6. Provided Landlord’s assignee expressly assumes all obligations under this Lease for the Lease Term (including any renewals thereof), Landlord shall have me right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Leased Premises, and in such event and upon such transfer, no further liability or obligation shall thereafter accrue against Landlord hereunder.
     11. Compliance With Laws
          11.1. Tenant, at its own cost and expense, shall comply with all federal, state, municipal and other laws, ordinances, rules, and regulations applicable to the Leased Premises and the business conducted herein by Tenant (including specifically, without limitation, any temperature control restrictions, or environmental requirements) unless such compliance is Landlord’s responsibility as expressly stated herein; and Tenant shall not engage in any activity which would cause Landlord’s fire and extended coverage insurance to be canceled or the rate therefor to be increased (or, at Landlord’s option, Tenant will pay such increase on demand). Further, Tenant shall not commit any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the reasonable judgment of Landlord, appreciably damage Landlord’s goodwill or reputation or tend to injure or depreciate the Building, and Tenant will not commit or permit waste in the Leased Premises or the Building and will comply with all rules and regulations applicable to the Building from time to time promulgated by Landlord. The initial Rules and Regulations of the Building are attached hereto as Exhibit “D” and made a part hereof for all purposes and such Rules and Regulations shall be uniformly applied to all tenants in the Building. Tenant hereby agrees to notify Tenant’s employees of the Rules and Regulations of the Building. Tenant will not paint, erect or display, any advertisement, placard, or lettering which is visible in the corridors or in the lobby of the Building or from the exterior of the Building without Landlord’s express prior written approval.
          11.2. Landlord represents to the best of its knowledge that the Building is in compliance with all federal, state, municipal and other laws, rules, regulations and ordinances as of the date hereof. If the Building is determined not to be in compliance, Landlord shall be responsible for all costs and expenses arising in connection with such non-compliance and in making modifications and improvements to bring the Building into compliance, and all such costs and expenses, if any, incurred or to be incurred to comply with any federal, state, municipal or other law, rule, regulation or ordinance in effect as of January 1, 2005 shall not be included as Operating Expenses.
     12. Fire Or Other Casually
          12.1. If at any time during the Term of this Lease, the Leased Premises or any portion of the Building or the Parking Garage shall be damaged or destroyed by fire or other casually, then Landlord shall have the election to terminate this Lease or to repair and reconstruct the Leased Premises, the Building, and/or the Parking Garage to the condition in which they existed immediately prior to such damage or destruction and Landlord shall give Tenant notice of such election within sixty (60) days from the date of such damage or destruction. Should Landlord fail, for any reason other than Tenant delays or another casualty at the Building, to repair the damage caused by such casualty within 180 days after the date of election to repair and the damage was not caused by the negligence or willful misconduct of Tenant, then, at any time after the 180 day period but prior to the completion of the repair of such damage (but not thereafter), Tenant shall have the right and as its sole remedy, at Tenant’s election, to terminate this Lease as of the date of such written notice to Landlord.
          12.2. In any of the circumstances provided for in Article 12.1 above, Base Rental and Additional Rent shall abate proportionately during the period and to the extent that the Leased Premises are unfit for use by Tenant in the ordinary conduct of its business. If Landlord has elected to repair and restore the Leased Premises, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter, subject to delays arising from shortages of labor or material, acts of God, war, terrorism or other conditions beyond Landlord’s reasonable control. In the event this Lease is terminated as herein permitted, Landlord shall refund to Tenant any prepaid rent (unaccrued as of the date of damage or destruction) less any sum then owing to Landlord by Tenant. If Landlord has elected to repair and restore the Leased Premises and such repair and restoration is Substantially Completed within such 180-day period, then the Lease Term shall be extended by a period of time equal to the period of repair and restoration, and during which Tenant was unable to occupy the entire Leased Premises and conduct its business therein, provided all Base Rental and Additional Rent was abated during the time of repair.
     13. Eminent Domain
          13.1. If any part of the Leased Premises, the Building, a material portion of the Parking Garage, or access to any of the foregoing, shall be taken by the exercise of the power of eminent domain during the Term of this Lease, at any time within sixty (60) days thereafter, Landlord or Tenant may elect to terminate this Lease or to continue the same in effect If neither Landlord nor Tenant elects to continue this Lease as herein provided, the rental shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the extent possible to the Leased Premises, the Building, the Parking Garage and/or access to any of the foregoing resulting from such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that. Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any mortgagee, and such claim is payable separately to Tenant). If this Lease should be terminated under any provision of this Article 13.1, rental shall be payable to the date that possession is taken by the condemning authority, and Landlord will refund to the Tenant any prepaid unaccrued rent less any sum then owing by Tenant to Landlord.
     14. Indemnify and Insurance
          14.1. EXCEPT FOR INJURY, DEATH, OR PROPERTY DAMAGE RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, TENANT AGREES TO EXPRESSLY INDEMNIFY AND SAVE LANDLORD HARMLESS FROM ALL CLAIMS (INCLUDING COSTS AND EXPENSES OF DEFENDING AGAINST SUCH CLAIMS, WHICH SHALL INCLUDE, BUT SHALL NOT BE LIMITED TO, LANDLORD’S ATTORNEYS’ FEES AND RELATED COSTS) ARISING OR ALLEGED TO ARISE FROM ANY ACT OR OMISSION OF TENANT OR TENANT’S AGENTS, EMPLOYEES, CONTRACTORS, OR INVITEES.
          14.2. TENANT AGREES THAT LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE TO TENANT, ITS EMPLOYEES, AGENTS, CUSTOMERS OR INVITEES FOR BODILY INJURY (FATAL OR NONFATAL) OR PROPERTY DAMAGE OCCASIONED BY THE ACTS OR OMISSIONS OF ANY OTHER TENANT OR SUCH OTHER TENANT’S EMPLOYEES, AGENTS, CONTRACTORS, CUSTOMERS, OR INVITEES WITHIN THE BUILDING.
          14.3. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term of this Lease, a policy of commercial general liability insurance form CG 0001 or its equivalent, insuring Landlord as an additional insured, against any and all liability for injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises or by the condition of the Leased Premises.
               14.3.1. Such policy shall contain a blanket contractual liability endorsement (including the contractual liability of Tenant to indemnify and defend Landlord) and shall contain combined single limits of liability for bodily injury and property damage as follows:
$2,000,000 General Aggregate (per location)
$2,000,000 Products & Completed Operations Aggregate
$1,000,000 Personal and Advertising Injury
$1,000,000 Each Occurrence
$1,000,000 Fire Legal Liability
$5,000,000, Excess Liability, following form of the commercial liability policy term, including follow form fire legal liability and aggregate limits.
               14.3.2. Said insurance shall be written by an insurance company or companies reasonably satisfactory to Landlord and licensed to do business in the state of Texas, with the Landlord named as an additional insured. Tenant shall obtain a written obligation on the part of the insurance company issuing such policy to notify Landlord at least ten (10) business days prior to cancellation, non-renewal or material change, or modification, change or alteration, of such insurance. Such policy or duly executed certificates of insurance relating thereto including all of the above insurance requirements, shall be promptly delivered to Landlord and renewals thereof shall be delivered to Landlord at least ten (10) business days prior to the expiration of the term of such policy. If Tenant shall fail to comply with the foregoing requirements, or any of them, Landlord may, but shall not have the obligation to, obtain such insurance for Tenant and Tenant shall pay to Landlord, upon demand, the premium cost thereof as Additional Rent hereunder.
          14.4. Landlord agrees to carry “Causes of Loss Special” property insurance covering the Building and the Parking Garage-and on a replacement cost basis and Commercial General Liability in amounts at least equal to those required of Tenant in Subarticle 14.3.1 above and in the same form.
     15. Waiver of Subrogation
          15.1. In the event that either Landlord or Tenant sustains a loss by reason of fire or other casualty which is a type of risk covered or required to be covered hereunder by such party’s property insurance and such fire or casualty is caused in whole or in part by acts or omissions of the other party, its agents, servants, or employees, then the party sustaining such loss agrees that to the extent that the party sustaining such loss is compensated for such loss by its aforesaid insurance proceeds, the party sustaining such loss shall have no right of recovery against the other party, or the agents, servants, or employees of the other party; and no third party shall have any right of recovery by way of subrogation or assignment or otherwise.
     16. Subordination
          16.1. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the Leased Premises is a part, and to all deeds of trust and mortgages which may now or hereafter affect any such leases or such real property, and to all renewals, modifications, replacements, and extensions thereof. Tenant agrees that any such ground lessor or any mortgagee and/or beneficiary of any deed of trust or other lien shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as they shall deem appropriate, in their sole discretion. Tenant further agrees that upon a conveyance of the property of which the Leased Premises form a part, by foreclosure, power of sale or deed in lieu thereof, it will attorn to the successor owner of such property as landlord under this Lease. Upon demand, Tenant agrees 10 execute any further instruments subordinating this Lease or evidencing its attornment as Landlord, or any ground lessor or mortgagee or beneficiary of any deed of trust affecting the Leased Premises or any successor owner of the land described on Exhibit “A” may request; provided, however, no such subordination and attornment agreement by Tenant, whether in writing or self-operative, shall be effective or binding upon Tenant or any assignee or sublessee from Tenant unless Landlord, any ground lessor, any mortgagee, any beneficiary of any deed of trust covering the land described on Exhibit “A” or any part thereof or any of the Building, or any successor to any of the foregoing (by foreclosure, power of sale, deed in lieu, or otherwise) executes a recordable non- disturbance agreement in a form reasonably satisfactory to Tenant agreeing not to disturb Tenant’s or Tenant’s sublessees’ and/or assignees’ possession of the Leased Premises or any part thereof so long as no Event of Default hereunder remains uncured beyond any grace or cure periods provided herein. The provisions of this Article 16 shall be self-operative and no further instrument of subordination shall be required.
     17. Access By Landlord
          17.1. Except as expressly provided for below for the specific areas (the “Excluded Areas”) designated on the Final Plans, Landlord, its agents, representatives and employees shall have access to and the right to enter upon the Leased Premises with prior notice to Tenant, if possible, (except in the case of emergencies or Tenant requested services) at any reasonable time to examine the condition thereof, to make any repairs or alterations required to be made by Landlord hereunder, to show the Leased Premises to prospective purchasers or tenants (during the last 12 months of the Term), and for any other purpose deemed reasonable by Landlord. Landlord shall use reasonable efforts not to unreasonably interfere with the daily operation of Tenant’s business with regard to Landlord access as described in this Article 17.1. Neither Landlord nor Landlord’s agents, representatives, employees, or contractors shall have access to the Excluded Areas unless accompanied by a duly authorized representative of Tenant. Landlord shall not be responsible for any delay in maintaining the Leased Premises due to lack of access to the Excluded Areas. Tenant hereby indemnifies, defends and holds harmless Landlord, its successors, assigns, agents, representatives, employees, tenants, or contractors from any injury or damage (i) which occurs in the Excluded Areas; or (ii) to the Excluded Areas. Also, Tenant hereby releases and forever discharges Landlord, Landlord’s successors, assigns, agents, representatives, contractors and employees from all injury and damage, (i) sustained by Tenant in the Excluded Areas; or (ii) to the Excluded Areas.
     18. Landlord’s Lien — Deleted prior to execution.
     19. Default and Remedies
          19.1. Each of the following occurrences shall be an “Event of Default”:
                    19.1.1. Tenant’s failure to pay Rent within ten (10) days after Landlord has delivered written notice to Tenant that the same is due: however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Article 19.1.1. on more than two (2) occasion during the twelve (12) month interval preceding such failure by Tenant;
                    19.1.2. Tenant fails to provide any estoppel certificate as called for in this. Lease and such failure shall continue for ten (10) days after written notice thereof from Landlord to Tenant;
                    19.1.3. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof; provided, however, Tenant shall not be considered in default under this Lease if such curative action cannot be completed within such thirty (30) day period, and Tenant has commenced efforts to cure within such thirty (30) day period and is diligently and in good faith continuously pursuing the cure of such default; however, in no event shall such curative period exceed ninety (90) days; and

                19.1.4. The filing of a petition by or against Tenant (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any State or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (iv) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.
          19.2. Upon the occurrence of any one or more of such Events of Default, as Landlord’s exclusive remedies, in lieu of all other remedies, Landlord shall have the option to pursue any one or more of the following remedies, or any other remedy set forth in this Lease, without further notice or demand whatsoever (except as expressly required by the terms off this Lease) and Tenant shall be responsible for Landlord’s reasonable attorneys’ fees in connection with the following:
                19.2.1. Terminate this Lease in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rental, pursuant to a writ of possession issued by a court of competent jurisdiction (only if the Leased Premises is not abandoned by Tenant), enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, by any lawful means.
                19.2.2. Terminate Tenant’s right of possession, without terminating this Lease, and, pursuant to a writ of possession issued by a court of competent jurisdiction (only if the Leased Premises is not abandoned by Tenant), enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof.
                19.2.3. Peaceably enter upon the Leased Premises, other than the Excluded Areas, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur, thus affecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by Landlord’s willful misconduct.
                19.2.4. Exercise by Landlord of any one or more remedies hereunder granted shall not be deemed to be an acceptance of surrender of the Leased Premises, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.
          19.3. Upon termination of Tenant’s right to possess the Leased Premises, Landlord shall, to the extent required by applicable law, use reasonable efforts to mitigate Landlord’s damages by reletting the Leased Premises. Landlord shall not be deemed to have failed to relet if Landlord refuses to lease the Leased Premises to a prospective new tenant who is (i) an Affiliate, parent or subsidiary of Tenant, (ii) is not acceptable to Landlord’s mortgagee, (iii) requires uneconomical improvements to the Leased Premises to be made at Landlord’s cost, or (iv) unwilling to accept lease terms then reasonably proposed by Landlord, including, changing the use of the business conducted in the Leased Premises.
          19.4. It is expressly agreed that Landlord shall not change, alter and/or modify the door locks on entry doors of the Leased Premises or exclude Tenant or its officers, principals, agents, employees, representatives and invitees from the Leased Premises or any portion thereof, other than by order of a court of competent jurisdiction. It is intended that this paragraph, and the provisions herein contained, shall supersede and be paramount to any conflicting provisions of the Texas Property Code, as well as any successor statute governing the rights of landlords to change locks of commercial tenants.
          19.5. In the event Landlord elects to terminate this Lease by reason of an Event of Default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the net present value using a discount rate of six percent (6%) of the difference between (1) the total rental due plus Tenant’s Escalation Payments hereunder for the remaining portion of the Lease Term (had such Term not been terminated by Landlord prior to the date of expiration stated in Article 2), and (2) the reasonable market value of the Leased Premises for such period.
          19.6. In the event that Landlord elects to repossess the Leased Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Lease Term until the date of expiration of the Term as stated in Article 2 hereof, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting reasonable expenses incurred by Landlord as provided in Article 19.6 thereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved.
          19.7. In case of any Event of Default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, reasonable broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the reasonable costs of removing and storing Tenant’s or other occupant’s property; the reasonable costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies hereunder including reasonable attorneys’ fees incurred by Landlord.
          19.8. If Tenant should fail to make any payment or cure any default hereunder within the time expressly permitted herein, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose other than the Excluded Areas), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all reasonable costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action.
          19.9. Except as otherwise expressly provided for in Article 5.2.1 hereof, in the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord, the Building and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any default; provided, however, Landlord shall not be considered in default under this Lease if such curative action cannot be completed within such thirty (30) day period, and Landlord has commenced efforts to cure within such period and is diligently pursuing the cure of such default. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership and possession of the Building and not thereafter.
          19.10. In the event that Landlord shall have taken possession of the Leased Premises pursuant to the authority herein granted, then Landlord shall also have the right to remove from the Leased Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the county in which the Leased Premises is located; and in such event, Tenant shall be liable to Landlord for all reasonable costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument’s copy or Tenant’s or Tenant’s predecessor’s signature thereon and without the necessity of Landlord’s making any nature of investigation or inquiring as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnity, defend and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant.
          19.11. Notwithstanding any other provisions of the Lease, Landlord’s exercise of Landlord’s remedies for any default by Tenant shall be subject to all state and federal banking rules and regulations. Tenant herein represents and warrants to Landlord that Tenant’s business conducted at the Leased Premises is governed by state and federal banking rules and regulations.
     20. Nonwaiver
          20.1. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, nonaction or default of Tenant shall constitute a waiver of any of Landlord’s rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any default of any right for either a subsequent default of the same obligation or any other default.
          20.2. Failure by Tenant to complain of any action, nonaction or default of Landlord shall not constitute a waiver of any of Tenant’s rights hereunder. Waiver by Tenant of any right for any default of Landlord shall not constitute a waiver of any default of any right for either a subsequent default of the same obligation or any other default.
     21. Holding Over
          21.1. If Tenant should remain in possession of the Leased Premises after the expiration or termination of the Term of this Lease, without the execution by Landlord and Tenant of a new Lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of one and one-half (1.5) times the per day rental provided hereunder (and which is applicable for the month preceding the month in which the date of expiration or termination occurs), computed on the basis of a thirty (30) day month.
     22. Notice
          22.1. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by personal delivery with a signature from the recipient evidencing receipt, reputable courier service or sent by United States Registered or Certified Mail, postage prepaid, with return receipt requested, if for the Landlord, to the address indicated below, or if for Tenant, to the Leased Premises unless otherwise indicated below. Such addresses may be changed from time to time by either party by giving notice in the manner provided above. Notice shall be deemed given three (3) days after postmarked (if sent by mail) or day of receipt (if by personal delivery or courier).

If to Landlord (Notices Only):	Fraydun Realty Co.
c/o BMS Management, Inc.
4265 San Felipe, Suite 750
Houston, Texas 77027
Phone: (713) 621-3222
Facsimile: (713) 621-1025

If to Landlord (Rental Only):	Fraydun Realty Co.
150 East 58th Street, 28th Floor New York, NY 10155

If to Tenant:	Franklin Bank, SSB
ATTEN: Glenn Mealey
9800 Richmond, Suite 680
Houston, TX 77042
Phone: 713-339-8910
Facsimile: 713-339-8917

With a copy to:	Brill & Johnson, P.L.L.C.
ATTEN: Robert J. Brill, Esq.
1360 Post Oak Blvd., Suite 1750
Houston, TX 77056
Phone: 713-629-1234
Facsimile: 713-627-1415
     23. Limitation of Landlord’s Liability
          23.1. Tenant agrees to look solely to Landlord’s estate and interest in the land, the Parking Garage, and Building [or the (ground) lease of the Building, if applicable] and the Leased Premises, for the satisfaction of any right or remedy of Tenant or the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord; and no other property or assets of Landlord (or the partners or members thereof if Landlord is other than an individual or corporation) shall be subject to levy, execution or attachment or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Leased Premises or the Building, or any other liability of Landlord to Tenant. The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and the Building (or the owner of any lease of the Building or the land upon which it is situated and the Building) so that in the event of any transfer of title to the land and Building or said lease, or in the event of a lease of the Building or of the land and Building, upon notification to Tenant of such transfer of lease, provided the transferee complies with the requirements set forth in Article 10.6 of this Lease, the said transferor Landlord shall be and hereby is entirely (freed and relieved of any and all covenants, obligations and liabilities of Landlord thereafter accruing hereunder and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties or any transferee of title to the land and Building (or any applicable ground lease, or any lease of the Building) that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations, and liabilities of Landlord hereunder.
     24. Parking
          24.1. Parking shall be provided as set out in Exhibit “E” which is attached hereto and made a part hereof for all purposes.
     25. Estoppel Certificate
          25.1. At Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord (or any third party designated by Landlord), within ten (10) business days after such request, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there has been any modifications, that the same is in full force and effect, as modified, and stating with particularity the nature of each modification) and the dates to which rent and other charges may have been paid in advance and such other factual matters as may be reasonably requested by any prospective purchaser, assignee or lender of the Building and/or the land on which it is situated, it being intended that any such statement delivered pursuant to this Article 25 may be relied upon by any prospective purchaser, assignee or encumbrancer of the Building and/or the Leased Premises named in such estoppel statement. Any such statement shall contain, in addition to matters set forth above, and upon the designation by Landlord, the following:
                         25.1.1. Any rent deposits, security deposits, or advance rentals paid.

                         25.1.2. The fact that no default exists hereunder by either Landlord or Tenant, or if any default is claimed, specify the nature of such default.
     26. Attorneys’ Fees and Jury Trial
          26.1. In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ and consultants’ fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In addition to the foregoing, Landlord shall be entitled to reimbursement from Tenant of its reasonable attorneys’ fees incurred by Landlord in any Tenant bankruptcy proceeding including, but not limited to reasonable attorneys’ fees incurred by Landlord in connection with the rejection or assumption of this Lease by Tenant. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.
     27. Administrative Charge for Late Payment
          27.1. Any payment of Base Rental received by Landlord after the fifth (5th) business day of the month shall be considered a late payment, and an administrative charge of $50.00 (per late payment) shall become due and payable to Landlord on demand, to compensate Landlord for the cost, time, and inconvenience of collecting late rents, which administrative charge shall be deemed as Additional Rent due hereunder. The date the payment is received, in good and sufficient funds, shall be considered the effective date for purposes of determining the administrative charge. Any payments made by check shall be considered late should such check not be paid upon first presentation to Tenant’s indicated bank. Acceptance by Landlord of late rent and administrative charges due therefor shall not constitute a waiver of Landlord’s rights and remedies available in connection with any subsequent failure of Tenant to pay the Base Rental (or any Additional Rents due hereunder) or to make any other payment due Landlord hereunder in the manner or time provided for herein. Landlord shall have the same remedies for default for the payment of Additional Rent as are available to Landlord in the case of a default in payment of Base Rental.
     28. Relocation and Substitution of Premises — Deleted prior to execution
     29. Miscellaneous
          29.1. In any circumstance where Landlord is permitted to enter upon the Leased Premises during the Lease Term, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Leased Premises, no such entry shall constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages for loss of business or otherwise (other than damages caused by Landlord’s negligence or willful misconduct) or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of set-off or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Leased Premises that may be required or utilized in connection with such entry by Landlord.
          29.2. Landlord or Tenant may restrain or enjoin any breach or threatened breach of any covenant, duty, or obligation of the other party herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord and Tenant hereunder shall be deemed cumulative and no remedy of either party, whether exercised or not, shall be deemed to be in exclusion of any other.
          29.3. Except as may he otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one party (“first party”) is required before the other party (“second party) is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the reasonable judgment and discretion of the first party.
          29.4. In all instances where Tenant is required hereunder to pay any sum or Landlord or Tenant is required to do any act at a particular indicated time or within an indicated period, except as expressly otherwise provided herein, it is understood that time is of the essence.
          29.5. The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense that Landlord is bound to perform or is liable for the nonperformance on any implied covenant or implied duty of Landlord not expressly herein set forth.
          29. 6. Under no circumstances whatsoever shall Landlord or Tenant ever be liable for consequential damages or special damages.
          29.7. Tenant agrees that no food, soft drinks, or other vending machine will be installed within the Leased Premises without the written reasonable consent of Landlord first received. Tenant’s existing vending machines as of the Commencement Date are hereby deemed approved.
          29.8. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in Houston, Harris Count, Texas.
          29.9. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Lease, but such other provisions shall continue in full force and effect; AND IN THE EVENT OF ANY LITIGATION BETWEEN THE PARTIES, TEXAS LAW SHALL APPLY AND VENUE SHALL BE IN HARRIS COUNTY, TEXAS.
          29.10. Without the prior written consent of Tenant, provided the Leased Premises consist of at least 44,046 square feet of NRA, Tenant has not abandoned the Leased Premises for more than one hundred twenty (120) days, and Tenant is not in default of the Lease, Landlord shall not have the right to change the name of the Building, and shall not permit any signage on the exterior shell of the Building (with the exception of the address of the Building) other than Tenant’s Building Identification rights as provided in the Addendum.
          29.11. Nothing herein contained shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of a partnership or joint venture between the parties hereto, it being understood and agreed that neither the provisions hereof nor the acts of the parties shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.
          29.12. TENANT HEREBY ACKNOWLEDGES THAT LANDLORD HAS NOT MADE AND DOES NOT MAKE WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, NOT SPECIFICALLY SET FORTH IN THIS LEASE, WHETHER WITH RESPECT TO THE PHYSICAL CONDITION OF THE LEASED PREMISES OR THE BUILDING OR ANY OTHER MATTER WHATSOEVER, TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD DISCLAIMS ANY SUCH WARRANTIES, SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF SUITABILITY.

          29.13. If there be more than one person or entity named as “Tenant” in this Lease, the obligations imposed upon Tenant shall he joint and several. If there shall be any Guarantor(s) of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such Guarantor(s); and Landlord need not first proceed against Tenant hereunder before proceeding against any such Guarantor(s) nor shall any such Guarantor(s) be released from its, or their, guarantee, for any reason whatsoever.
          29.14. This Lease and any work letter, exhibits and/or addenda attached hereto constitute the entire agreements between Landlord and Tenant. No prior written or prior contemporaneous oral promises or representations shall be binding.
          29.15. This Lease shall not be amended, changed or extended except by written instrument signed by Landlord and Tenant.
          29.16. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties hereto, provided however this provision shall in no way whatsoever alter the provisions herein (Article 10) regarding assignment and subletting by Tenant.
          29.17. Paragraph captions herein are for convenience only, and shall neither limit or amplify the provisions of this Lease.
          29.18. If any guaranty of this Lease by a third party approved by Landlord is required by Landlord, such designated third party guaranty shall be of the form and substance of Exhibit “F” attached hereto and made a part hereof for all purposes. Landlord may terminate this Lease at any time after Landlord requests such guaranty to be delivered by Tenant until Landlord receives such guaranty fully executed by the third party guarantors designated by Landlord. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released form its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.
          29.19. The parties hereto acknowledge that the parties and their respective attorneys have reviewed this Lease and each party negotiated the terms hereof and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits hereto or any amendments hereof.
          29.20. DTPA WAIVER. As a material consideration for Landlord’s entering into this Lease, Tenant acknowledges and agrees as follows:
                29.20.1 IT IS THE UNDERSTANDING AND INTENTION OF THE PARTIES THAT TENANT’S RIGHTS AND REMEDIES WITH RESPECT TO THE TRANSACTIONS PROVIDED FOR AND CONTEMPLATED IN THIS LEASE (COLLECTIVELY, THIS “TRANSACTION”) AND WITH RESPECT TO ALL ACTS OR PRACTICES OF LANDLORD, PAST, PRESENT, OR FUTURE, IN CONNECTION WITH THIS TRANSACTION, ARE AND SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES — CONSUMER PROTECTION ACT (THE “DTPA”). ACCORDINGLY, TENANT HEREBY (A) AGREES THAT UNDER ARTICLE 17.49 (F) OF THE DTPA THIS TRANSACTION IS NOT GOVERNED BY THE DTPA AND (B) CERTIFIES, REPRESENTS AND WARRANTS TO LANDLORD THAT (I) TENANT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THIS TRANSACTION WHO HAS NOT BEEN DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY LANDLORD AND TENANT HAS CONFERRED WITH TENANT’S COUNSEL CONCERNING ALL ELEMENTS OF THIS LEASE (INCLUDING, WITHOUT LIMITATION, THIS ARTICLE

29.20) AND THIS TRANSACTION AND (II) THE LEASED PREMISES WILL NOT BE OCCUPIED BY TENANT AS TENANT’S FAMILY RESIDENCE. TENANT EXPRESSLY RECOGNIZES THAT THE TOTAL CONSIDERATION AS AGREED TO BY LANDLORD HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA TO THIS TRANSACTION AND THAT LANDLORD, IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS LEASE, HAS EXPRESSLY RELIED ON THE INAPPLICABILITY OF THE DTPA TO THIS TRANSACTION.
          29.21. The term “Hazardous Substances”, as used in this Lease shall mean pollutants, contaminates, toxic or hazardous wastes, or any other substances (specifically including, without limitation, friable asbestos and asbestos containing materials), the removal, encapsulation, or treatment of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law, which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Leased Premises that will produce any Hazardous Substances except for such activities that are part of the ordinary course of Tenant’s business (the “Permitted Activities”), provided such Permitted Activities are conducted in accordance with all Environmental Law and have been approved in advance in writing by Landlord; (ii) the Lease Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) Tenant will not permit any Hazardous Substances to be brought onto the Leased Premises, except in strict compliance with applicable laws, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term of the Lease, the Leased Premises are found to be so contaminated or subject to said conditions due to the actions or inactions of Tenant, Tenant agrees to indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease.
          29.22. The submission and negotiation of this Lease shall not be deemed an offer to enter into a binding lease by Landlord, but merely solicitation of such an offer by Tenant; and this Lease shall not be deemed a binding lease unless and until this Lease is fully executed by both Landlord and Tenant.
          29.23. This Lease and any Addendums and Exhibits attached hereto have been mutually negotiated by Landlord and Tenant, and any ambiguity shall not be interpreted in favor of either party.
          29.24. Except with respect to any sums payable by either party hereunder (including Base Rental and Additional Rent), whenever a period of time is herein prescribed for action to be taken by either party, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party.
          29.25. It is agreed and understood that mold spores are present essentially everywhere. Each party acknowledges and understands that mold can grow in any moist location, including within the Leased Premises. Each party acknowledges the necessity of good housekeeping, ventilation, and moisture control (especially in kitchens, bathrooms, beneath cabinets and around outside walls) for mold prevention. Tenant agrees to immediately notify Landlord if Tenant observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action including the “Excluded Areas”. Each party relieves the other, party from any liability for any personal injury or damages to properly related to moisture or the growth of or occurrence of mold or mildew on or in the Building, the Parking Garage, and/or the

Leased Premises caused by such party’s action or inaction unless such liability is caused by the negligence or willful misconduct of either party.
          29.26. To best of Landlord’s Knowledge, there are no Hazardous Substances or mold harmful for human contact in the Building. In the event Hazardous Substances or mold harmful for human contact are found in the Leased Premises or structural partitions of the Building, and the presence of such Hazardous Substances or mold harmful for human contact were not due to any act of Tenant, Tenant’s agent, employees, representatives or contractors, Landlord shall be responsible for all costs incurred with the removal of such Hazardous Substances or mold harmful for human contact if such removal is required by Environmental Law. Landlord’s actual knowledge shall be defined as the actual knowledge of Philip Schneidau in his capacity as President of BMS Management, Inc. and Richard Mellas in his capacity as Building manager (“Landlord Knowledge”). If at any time during or after the Term of the Lease, the Leased Premises are found to be so contaminated or subject to said conditions due to the actions or inactions of Landlord, Landlord agrees to indemnify, defend and hold Tenant harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Landlord’s indemnity obligations pursuant to this Article 29.26 shall survive the termination of this Lease.
          29.27. deleted prior to execution.
          29.28. Tenant agrees that at all times during the term of this Lease, the ratio of all persons occupying the Leased Premises at any time shall not exceed one person for every 150 net rentable square feet within the Leased Premises. In the event the occupancy rate within the Leased Premises shall exceed one person for every 150 net rentable square feet, the same shall constitute a default by Tenant under the terms of this Lease. Notwithstanding the foregoing and Tenant acknowledges that any floor which has more than one person for every 200 net rentable square feet is considered “Excess Density”. Tenant agrees that in the case of Excess Density, if necessary, Landlord shall provide written notice to Tenant containing a description of any mechanical, electrical, or plumbing problems which Landlord believes in its reasonable judgment, should be corrected due to the Excess Density. Such written notice shall also set forth Landlord’s plan of correction for such mechanical, electrical or plumbing problems along with an estimate of the cost to correct such problems, Within thirty (30) days following the receipt of such notice, Tenant shall either approve and agree to pay for the costs of correction for any such mechanical, electrical or plumbing problems or reduce the occupancy of the Leased Premises to eliminate any Excess Density.
          29.29. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree the provisions of this Lease for determining charges, amounts and Additional Rent payable by Tenant are commercially reasonable and valid even though such methods may not state the precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER ARTICLE 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH ARTICLE NOW EXISTS OR AS MAY RE HEREAFTER AMENDED OR SUCCEEDED.
     30. Special Provisions
          30.1. For certain special provision, and other terms, provisions and conditions of this Lease, see the Addendum, which is attached hereto and incorporated herein by reference and made a part hereof for all purposes.
          30.2. In the event of any conflict between the Lease and the Building’s Rules and Regulations, the Lease shall prevail.
          30.3. The signatory of the Tenant and Landlord each herein represents and warrants that he is duly authorized and empowered to execute and deliver this Lease. Without the foregoing representation and warranty, Landlord and Tenant would not have entered into this Lease.

EXECUTED on this 29 day of August, 2005.

LANDLORD:

FRAYDUN REALTY CO., A New York Limited Partnership

BY:

TITLE: AUTHORIZED AGENT FOR THE PARTNERSHIP

TENANT:

FRANKLIN BANK, S.S.B., a Texas state savings bank

BY:

NAME:

TITLE:

Signature Page for Lease dated August 26, 2005
by and between Fraydun Realty Co. (“Landlord”)
and Franklin Bank, S.S.B. (“Tenant”).